WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                  212-310-8000
                               (FAX) 212-310-8007


                                 April 15, 1997



Leucadia National Corporation
315 Park Avenue South
New York, NY  10010

Ladies and Gentlemen:

            We have acted as counsel to Leucadia National Corporation, a New York corporation (the "Company"), and Leucadia Capital Trust I, a Delaware business trust (the "Trust"), in connection with (i) the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Registration Statement on Form S-4, as amended to the date hereof, filed with the Commission (the "Registration Statement") under the Securities Act of 1933, as amended, and of the Prospectus forming a part of the Registration Statement (the "Prospectus") with respect to $150,000,000 aggregate principal amount of 8.65% Junior Subordinated Deferrable Interest Debentures (the "Subordinated Debt Securities") of the Company and $150,000,000 aggregate liquidation amount of 8.65% Capital Trust Pass-through Securities (the "Capital Securities") of the Trust and (ii) the Exchange Offer of the Capital Securities specified in the Prospectus. All capitalized terms not otherwise defined herein shall have the same meaning ascribed thereto in the Prospectus.

            In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus, the Declaration, the form of the Capital Securities, the form of Indenture and the First Supplemental Indenture, and the Capital Securities Guarantee Agreement (collectively, the "Agreements"). In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and have made such inquiries of, and obtained such representations from, such officers and representatives of the Company and the Trust as we have deemed


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Leucadia National Corporation
April 15, 1997
Page 2


relevant and necessary as a basis for the opinion hereinafter set forth.

            In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have further assumed (i) that the Capital Securities as executed and delivered by the requisite signatories thereto will conform in substance and form in all material respects to the form thereof examined by us, (ii) the accuracy of the Company's representations set forth in the certificate delivered to us by the Company, (iii) full and timely compliance by all parties to the Agreements with the terms thereof (without waiver or amendment of any of the terms thereof) and (iv) that the Agreements constitute all the agreements, arrangements and understandings among the parties thereto with respect to the transactions contemplated therein and that the representations and warranties contained therein are true.

            The terms of the Agreements and the Capital Securities are incorporated herein by reference.

            Based on the foregoing, it is our opinion that the discussion contained in the Prospectus, under the caption "Certain Federal Income Tax Consequences," insofar as such discussion describes statements of law or legal conclusions and except to the extent qualified therein, fairly summarizes the principal United States federal income tax consequences to the holders of Capital Securities attributable to the purchase, ownership, and disposition of Capital Securities.

            The foregoing opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder (including proposed Treasury Regulations), published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. We express no opinion as to matters not specifically covered by the foregoing opinion or as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to our firm under the captions "Certain Federal



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Leucadia National Corporation
April 15, 1997
Page 3


Income Tax Consequences" and "Legal Matters" in the Prospectus. This opinion may not be used for any other purpose and may not otherwise be relied upon by, or quoted, referred or disclosed to, any other person.




                                          Very truly yours,

                                          Weil, Gotshal & Manges LLP